                                  EXHIBIT 99(a)



For Further Information:

Investor Contact:     Gary Frazier/Deborah Abraham
                      (203) 459-7331/6674
                      gfrazier@oxfordhealth.com / dabraham@oxfordhealth.com

Media Contact:        Maria Gordon-Shydlo
                      (203) 459-7674 / mshydlo@oxfordhealth.com


FOR IMMEDIATE RELEASE


                            OXFORD HEALTH PLANS, INC.
                      ANNOUNCES FIRST QUARTER 2002 RESULTS

                    EPS OF $0.78; 20% OVER PRIOR YEAR PERIOD
                   COMMERCIAL MEMBERSHIP AHEAD OF EXPECTATIONS
       2002 FULL YEAR COMMERCIAL MEMBERSHIP GROWTH PROJECTION RAISED TO 4%

      TRUMBULL, CONNECTICUT, MAY 1, 2002 Oxford Health Plans, Inc. (NYSE: OHP) today announced net income of $71.4 million, $0.78 per diluted common share, for the quarter ended March 31, 2002, compared to net income of $67.6 million, $0.65 per diluted common share, for the same period last year.

      Revenue for the quarter was $1.17 billion, compared to $1.08 billion in the first quarter last year. Oxford's fully insured commercial membership, excluding the effect of its recent MedSpan acquisition, increased by approximately 19,700 members during the quarter to 1.392 million. Medicare membership declined 10,300 members to 67,500 as a result of the Company's January 1 withdrawal from Medicare in Nassau County, New York and all but one New Jersey County. The medical loss ratio for the quarter was 79.9% compared to 79.5% in the prior year quarter.

      "Oxford's timely new benefit plans, focus on service and health care affordability have resulted in significant and above expectation enrollment gains," Norman C. Payson, MD, Oxford's Chairman and CEO said. As of March 31, 2002, the Company had approximately $1.23 billion in current cash and marketable securities, including over $166 million at the Parent Company. On April 30, the Parent Company received a dividend of $57 million from its New York health plan based on fourth quarter 2001 results. "During the first quarter we repurchased
1.9 million common shares for $72 million. We believe our free cash position and future operating cash flows will support our continued share repurchase program with its remaining authority of $62 million and will allow us to increase the capital strength of our operating subsidiaries," said Kurt B. Thompson, Oxford's Chief Financial Officer.

      "We now believe our full year 2002 net fully insured commercial enrollment growth will be approximately 4%, exclusive of our recent MedSpan acquisition. Enrollment growth together with a medical loss ratio better than our expectations resulted in strong earnings for our first quarter," Payson added.

      As previously announced, the Company will hold a conference call on Wednesday, May 1, 2002 at 9:00 am (Eastern Time) to review the results of the first quarter and discuss the outlook for the remainder of 2002. The public is invited to listen to this conference call by dialing 1-888-677-8170 (using the password "Oxford") at least 10 minutes prior to the start of the call. Individuals who dial in will be asked to identify themselves and their affiliations. Investors, analysts and the public are also invited to listen to the conference call over the Internet by visiting our website at www.oxfordhealth.com. To listen to this call live on the Internet, visit the investor page of Oxford's Web site at least 20 minutes early (to download and install any necessary audio software)

      Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in this press release, including statements concerning the Company's future fully-insured commercial enrollment growth, future free cash, future operating cash flows and share repurchase program, and future capital strength of its operating subsidiaries, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

-     The state of the economy.

- The impact of the September 11, 2001 terrorist attacks, subsequent cases of anthrax infection or exposure, and any future acts of terrorism or war.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to maintain risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-     The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         Consolidated Income Statements
                   Three Months Ended March 31, 2002 and 2001
            (In thousands, except per share, per member per month and
                          membership highlights data)

                                                           Three Months Ended
                                                                March 31,
                                                          2002            2001
                                                       ----------      ----------
Revenues:
    Premiums earned                                    $1,144,144      $1,055,288
    Third-party administration, net                         3,824           3,076
    Investment and other income, net                       21,164          20,113
                                                       ----------      ----------
       Total revenues                                   1,169,132       1,078,477
                                                       ----------      ----------

Expenses:
    Health care services                                  914,441         839,164
    Marketing, general and administrative                 130,188         118,531
    Interest and other financing charges                    3,208           6,059
                                                       ----------      ----------
       Total expenses                                   1,047,837         963,754
                                                       ----------      ----------

Earnings before income taxes                              121,295         114,723
Income tax expense                                         49,852          47,151
                                                       ----------      ----------
Net earnings                                           $   71,443      $   67,572
                                                       ==========      ==========

Earnings per common share - basic                      $     0.82      $     0.69
                                                       ==========      ==========

Earnings per common share - diluted                    $     0.78      $     0.65
                                                       ==========      ==========

Weighted-average common shares outstanding-basic           87,431          98,354
Effect of dilutive securities:
    Stock options                                           4,646           4,890
                                                       ----------      ----------
Weighted-average common shares outstanding-diluted         92,077         103,244
                                                       ==========      ==========

SELECTED INFORMATION

    Medical loss ratio                                       79.9%           79.5%
    Administrative loss ratio                                11.3%           11.2%
    Earnings before income taxes, financing
       charges, depreciation
       and amortization ("EBITDA")                     $  129,403      $  124,567
    PMPM premium revenue                               $   259.02      $   243.35
    PMPM medical expense                               $   207.02      $   193.51
    Fully insured member months                           4,417.2         4,336.5

                                                           As of March 31,
                                                   -----------------------------
MEMBERSHIP HIGHLIGHTS                                 2002               2001
                                                   ----------         ----------
Freedom and Liberty Plans                           1,204,900          1,138,500
HMO                                                   236,700            222,200
                                                   ----------         ----------
Total Fully Insured Commercial                      1,441,600(1)       1,360,700
Medicare                                               67,500             87,000
Third-party Administration                             65,400(2)          56,400
                                                   ----------         ----------
Total Membership                                    1,574,500          1,504,100
                                                   ==========         ==========

(1)   Includes Fully Insured Commercial membership of 49,700 related to MedSpan.

(2)   Includes Third-party Administration membership of 22,400 related to
      MedSpan.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                   As of March 31, 2002 and December 31, 2001
                        (In thousands, except share data)


                                                                      March 31,         Dec. 31,
                                                                         2002             2001
                                                                     -----------      -----------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                        $   198,824      $   345,530
    Investments - available-for-sale, at market value                  1,035,646          961,652
    Premiums receivable, net                                              56,961           37,127
    Other receivables                                                     23,487           24,678
    Prepaid expenses and other current assets                              6,340            3,450
    Deferred income taxes                                                 82,764           83,416
                                                                     -----------      -----------
          Total current assets                                         1,404,022        1,455,853

Property and equipment, net                                               34,732           35,084
Deferred income taxes                                                     14,348            8,348
Restricted cash and investments                                           58,879           58,813
Goodwill and other intangible assets                                      26,217               --
Other noncurrent assets                                                   22,497           18,627
                                                                     -----------      -----------
          Total assets                                               $ 1,560,695      $ 1,576,725
                                                                     ===========      ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                            $   631,089      $   595,064
    Current portion of long term debt                                     27,344           26,250
    Trade accounts payable and accrued expenses                          138,447          116,601
    Unearned revenue                                                     158,309          201,225
    Income taxes payable                                                   7,470           47,789
                                                                     -----------      -----------
          Total current liabilities                                      962,659          986,929

Long-term debt                                                           120,104          126,876

Shareholders' equity:
    Preferred stock, $.01 par value, authorized 2,000,000 shares              --               --
    Common stock, $.01 par value, authorized 400,000,000
       shares; issued and outstanding 104,232,369 shares in 2002
       and 100,353,007 shares in 2001                                      1,042            1,004
    Additional paid-in capital                                           686,365          605,661
    Retained earnings                                                    286,608          215,165
    Accumulated other comprehensive income                                    68            7,587
    Treasury stock, at cost                                             (496,151)        (366,497)
                                                                     -----------      -----------
       Total shareholders' equity                                        477,932          462,920
                                                                     -----------      -----------
       Total liabilities and shareholders' equity                    $ 1,560,695      $ 1,576,725
                                                                     ===========      ===========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                   Three Months Ended March 31, 2002 and 2001
                                 (In thousands)


                                                                                Three Months Ended
                                                                                    March 31,
                                                                               2002            2001
                                                                            ----------      ----------
Cash flows from operating activities:
    Net income                                                              $   71,443      $   67,572
    Adjustments to reconcile net earnings to
       net cash provided by operating activities:
          Depreciation and amortization                                          5,178           3,785
          Noncash income                                                        (3,800)             --
          Deferred income taxes                                                  5,901          46,590
          Realized gain on sale of investments                                  (2,376)         (1,818)
          Changes in assets and liabilities (net of balances acquired):
             Premiums receivable                                               (16,163)         (1,295)
             Other receivables                                                   1,191          49,822
             Prepaid expenses and other current assets                           1,342            (372)
             Medical costs payable                                              11,498           3,759
             Trade accounts payable and accrued expenses                         8,198             212
             Unearned revenue                                                  (41,619)         29,573
             Income taxes payable                                               (9,599)             --
             Other, net                                                         (2,653)           (450)
                                                                            ----------      ----------
                Net cash provided by operating activities                       28,541         197,378
                                                                            ----------      ----------
Cash flows from investing activities:
    Capital expenditures                                                        (3,459)         (5,051)
    Purchases of investments                                                  (470,810)       (189,141)
    Sales and maturities of investments                                        387,435         132,181
    Acquisitions, net of cash acquired                                          (1,898)             --
                                                                            ----------      ----------
                Net cash used by investing activities                          (88,732)        (62,011)
                                                                            ----------      ----------
Cash flows from financing activities:
    Proceeds from exercise of stock options                                     16,204           4,438
    Redemption of notes payable                                                 (6,563)         (5,469)
    Payments under capital leases                                                   --          (1,903)
    Payment of withholding tax on option exercises                             (24,056)             --
    Purchase of treasury shares                                                (72,100)             --
                                                                            ----------      ----------
                Net cash used by financing activities                          (86,515)         (2,934)
                                                                            ----------      ----------
Net increase (decrease) in cash and cash equivalents                          (146,706)        132,433
Cash and cash equivalents at beginning of period                               345,530         198,632
                                                                            ----------      ----------
Cash and cash equivalents at end of period                                  $  198,824      $  331,065
                                                                            ==========      ==========